(The above space is reserved for recording purposes only)
This is a mortgage amendment as defined in Minnesota Statutes, Section 287.01, Subdivision 2, and as such, it does not secure a new or an increased amount of debt. Minn. Stat. § 287.05, Subd. 8.

MODIFICATION OF THIRD-PARTY MORTGAGE, SECURITY AGREEMENT, FIXTURE FINANCING STATEMENT AND ASSIGNMENT OF LEASES AND RENTS

THIS MODIFICATION OF THIRD-PARTY MORTGAGE, SECURITY AGREEMENT, FIXTURE FINANCING STATEMENT AND ASSIGNMENT OF LEASES AND RENTS (the “Modification Agreement”), effective March 31, 2010, is by and between G&E HEALTHCARE REIT II SARTELL MOB, LLC, a Delaware limited liability company (the “Mortgagor”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (the “Mortgagee”).

RECITALS

FIRST: Sylvan Holdings, LLC granted the Mortgagee that certain Mortgage, Security Agreement, Fixture Financing Statement and Assignment of Leases and Rents dated September 16, 2005, and recorded in the office of the County Recorder for Stearns County, Minnesota on September 28, 2005, as Document No. 1169890 which was assumed (as mortgagor) by Stingray Properties, LLC (the “Borrower”) under a Consent and Assumption Agreement dated July 1, 2006 recorded in the office of the County Recorder for Stearns County, Minnesota on September 28, 2006, as Document No. 1207487 (collectively, the “Mortgage”). The Mortgage is a lien on the real property legally described on Exhibit A attached hereto (the “Property”).

SECOND: The Borrower has conveyed the Property to Mortgagor and Mortgagor has assumed the Borrower’s obligations under the Mortgage to the extent provided in a Consent and Assumption Agreement dated the date hereof (as the same may be amended, restated or replaced from time to time, the “Consent Agreement”).

THIRD: The Mortgagee has consented to such conveyance, subject, however, to certain terms and conditions, including this Modification Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Mortgagor and the Mortgagee hereby agrees as follows:

1. Non-Borrower Mortgagor Rider. The following covenant and agreement is hereby inserted into the Mortgage. Mortgagor agrees to and agrees to perform the covenants and agreements contained in a rider attached hereto as Exhibit B.

2. Additional Events of Default. In addition to the existing Events of Default, each of the following shall be an Event of Default under the Mortgage:

(a)	If, following written notice from Mortgagee and twenty (20) days thereafter during which Mortgagor may cure, Mortgagor fails to perform or observe any obligation under the Consent and Assumption Agreement.

(b)	If, following written notice from Mortgagee and twenty (20) days thereafter during which Mortgagor may cure, Mortgagor fails to perform or observe any obligation under the Replacement Reserve Agreement (as such term is defined in the Consent and Assumption Agreement).

(c)	If, following written notice from Mortgagee and twenty (20) days thereafter during which Mortgagor may cure, Mortgagor fails to perform or observe any obligation under contract, instrument or agreement with the Borrower or any guarantor of the Indebtedness (each, a “Guarantor”).

3.	Deletion. Section 16(g) of the Mortgage is hereby deleted in its entirety.

4.	All Other Terms in Full Force and Effect. Except as expressly modified by this Modification Agreement, all terms and conditions of the Mortgage shall remain unchanged and in full force and effect.

5.	Counterparts. This Modification Agreement may be executed in multiple counterparts, each of which shall be deemed an original.

[The remainder of this page is intentionally blank. Signature page follows.]

IN WITNESSETH WHEREOF, the Mortgagor and the Mortgagee have executed this Modification Agreement as of the dates set forth below.

MORTGAGEE:
WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ Roxanne Muehebauer
Its: Assistant Vice President

STATE OF MINNESOTA	)
) ss

COUNTY OF Sterns)

The foregoing instrument was acknowledged before me this 30th day of March 2010 by Roxanne Muehebauer, the Assistant Vice President of Wells Fargo Bank, National Association, a national banking association, on behalf of the association.

/s/ Nancy L. Spaeth
Notary Public

MORTGAGOR:

G&E HEALTHCARE REIT II SARTELL MOB, LLC,

a Delaware limited liability company

By: /s/ Danny Prosky
Name: Danny Prosky
Its: Authorized Signatory

Address: c/o Grubb & Ellis Equity Advisors, LLC

1551 North Tustin Avenue, Suite 200
Santa Ana, California 92705
Attn: Danny Prosky

STATE OF CALIFORNIA	)
) ss
COUNTY OF ORANGE	)

The foregoing instrument was acknowledged before me this 30th day of March, 2010 by Danny Prosky in his capacity as the Authorized Signatory of G&E Healthcare REIT II Sartell MOB, LLC, a Delaware limited liability company.

/s/ P.C. Han
Notary Public
This Instrument was drafted by:

Nilsson Midness, P.A.
900 Flour Exchange Building
310 Fourth Avenue South
Minneapolis, MN 55415

EXHIBIT A

Legal Description

Lots One (1), Two (2) and Three (3), Block One (1), REGIONAL MEDICAL ARTS CAMPUS, according to the plat and survey thereof on file and of record in the office of the County Recorder in and for Stearns County, Minnesota.

Abstract Property

EXHIBIT B

NON-BORROWER MORTGAGOR RIDER

Exhibit B to Mortgage assumed by G&E HEALTHCARE REIT II SARTELL MOB, LLC, as Mortgagor, to WELLS FARGO BANK, NATIONAL ASSOCIATION, as Mortgagee, dated as of September 16, 2005.

To the extent the Mortgage secures a promissory note and other loan documents (“Loan Documents”) made by a party or parties (“Borrower”) not identical to the party or parties constituting Mortgagor, the party or parties constituting Mortgagor agree as follows:

1.	CONDITIONS TO EXERCISE OF RIGHTS. Mortgagor hereby waives any right it may now or hereafter have to require Mortgagee, as a condition to the exercise of any remedy or other right against Mortgagor hereunder or under any other document executed by Mortgagor in connection with any Indebtedness: (a) to proceed against any Borrower or other person, or against any other collateral assigned to Mortgagee by Mortgagor or any Borrower or other person; (b) to pursue any other right or remedy in Mortgagee’s power; (c) to give notice of the time, place or terms of any public or private sale of real or personal property collateral assigned to Mortgagee by any Borrower or other person (other than Mortgagor), or otherwise to comply with the UCC (as modified or recodified from time to time) with respect to any such personal property collateral; or (d) to make or give (except as otherwise expressly provided in the Loan Documents) any presentment, demand, protest, notice of dishonor, notice of protest or other demand or notice of any kind in connection with any Indebtedness or any collateral (other than the Mortgaged Property) for any Indebtedness.

2.	DEFENSES. Mortgagor hereby waives any defense it may now or hereafter have that relates to: (a) any disability or other defense of any Borrower or other person; (b) the cessation, from any cause other than full performance, of the obligations of Borrower or any other person; (c) the application of the proceeds of any Indebtedness, by any Borrower or other person, for purposes other than the purposes represented to Mortgagor by any Borrower or otherwise intended or understood by Mortgagor or any Borrower; (d) any act or omission by Mortgagee which directly or indirectly results in or contributes to the release of any Borrower or other person or any collateral for any Indebtedness; (e) the unenforceability or invalidity of any collateral assignment (other than this Mortgage) or guaranty with respect to any Indebtedness, or the lack of perfection or continuing perfection or lack of priority of any lien (other than the lien hereof) which secures any Indebtedness; (f) any failure of Mortgagee to marshal assets in favor of Mortgagor or any other person; (g) any modification of any Indebtedness, including any renewal, extension, acceleration or increase in interest rate; (h) any and all rights and defenses arising out of an election of remedies by Mortgagee, even though that election of remedies, has destroyed Mortgagor’s rights of subrogation and reimbursement against the principal; (i) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation; (j) any failure of Mortgagee to file or enforce a claim in any bankruptcy or other proceeding with respect to any person; (k) the election by Mortgagee, in any bankruptcy proceeding of any person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code; (l) any extension of credit or the grant of any lien under Section 364 of the United States Bankruptcy Code; (m) any use of cash collateral under Section 363 of the United States Bankruptcy Code; or (n) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any person. Without limiting the generality of the foregoing or any other provision hereof, Mortgagor further expressly waives to the extent permitted by law until such time as all Indebtedness is fully performed any and all rights and defenses, including without limitation any rights of subrogation, reimbursement, indemnification and contribution, which might otherwise be available to Mortgagor.

3.	SUBROGATION. Mortgagor hereby waives, until such time as all Indebtedness are fully performed: (a) any right of subrogation against any Borrower that relates to any Indebtedness; (b) any right to enforce any remedy Mortgagor may now or hereafter have against any Borrower that relates to any Indebtedness; and (c) any right to participate in any collateral now or hereafter assigned to Mortgagee with respect to any Indebtedness other than the receipt of Permitted Payments. So long as no Event of Default has occurred and is continuing, Mortgagor may receive regularly scheduled payments under leases of the Mortgaged Property in compliance with Section 22 of the Mortgage (“Permitted Payments”).

4.	BORROWER INFORMATION. Mortgagor warrants and agrees: (a) that Mortgagee would not consent to the transfer of the Property to Mortgagor but for Mortgagor’s assumption of this Mortgage; (b) that Mortgagor has not relied, and will not rely, on any representations or warranties by Mortgagee to Mortgagor with respect to the credit worthiness of any Borrower or the prospects of repayment of any Indebtedness from sources other than the Mortgaged Property; (c) that if Mortgagor deems it necessary of advisable to do so, Mortgagor has established and/or will establish adequate means of obtaining from each Borrower on a continuing basis financial and other information pertaining to the business operations, if any, and financial condition of each Borrower; (d) that Mortgagor assumes full responsibility for keeping informed with respect to each Borrower’s business operations, if any, and financial condition; (e) except as expressly set forth in the Copies of Notices paragraph of the Consent Agreement, Mortgagee shall have no duty to disclose or report to Mortgagor any information now or hereafter known to Mortgagee with respect to any Borrower, including, without limitation, any information relating to any of Borrower’s business operations or financial condition; and (f) that Mortgagor is familiar with the terms and conditions of the Loan Documents and consents to all provisions thereof.

5.	Reserved.

6.	SUBORDINATION. Until all of the Indebtedness have been fully paid and performed: (a) Mortgagor hereby agrees that all existing and future indebtedness and other obligations of each Borrower and each Guarantor to Mortgagor and any guaranties thereof from any party in favor of Mortgagor (collectively, the “Subordinated Debt”) shall be and are hereby subordinated to all Indebtedness which constitute obligations of the applicable Borrower and guarantor, and except for Permitted Payments the payment thereof is hereby deferred in right of payment to the prior payment and performance of all such Indebtedness; (b) other than receiving Permitted Payments, Mortgagor shall not collect or receive any cash or non-cash payments from any obligor on any Subordinated Debt or transfer all or any portion of the Subordinated Debt; and (c) in the event that, notwithstanding the foregoing, any payment (other than Permitted Payment) by, or distribution of assets of, any obligor with respect to any Subordinated Debt is received by Mortgagor, such payment or distribution shall be held in trust and immediately paid over to Mortgagee, is hereby assigned to Mortgagee as security for the Indebtedness, and shall be held by Mortgagee in an interest bearing account until all Indebtedness have been fully paid and performed or applied to the Indebtedness as permitted under the Loan documents.

7. HAZARDOUS MATERIALS.

a.	Special Representations and Warranties. Without in any way limiting the other representations and warranties set forth in this Mortgage, and after reasonable investigation and inquiry, Mortgagor hereby specifically represents and warrants to the best of Mortgagor’s knowledge as of the date of this Rider as follows:

(i)	Hazardous Materials. Except for commercially reasonable amounts, the Mortgaged Property is not and has not been a site for the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of any oil, flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances which are “hazardous substances,” “hazardous wastes,” “hazardous materials,” “toxic substances,” “wastes,” “regulated substances,” “industrial solid wastes,” or “pollutants” under the Hazardous Materials Laws, as described below, and/or other applicable environmental laws, ordinances and regulations (collectively, the “Hazardous Materials”).

(ii)	Hazardous Materials Laws. The Mortgaged Property is in material compliance with all applicable laws, ordinances and regulations relating to Hazardous Materials (“Hazardous Materials Laws”), including, without limitation: the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environment Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986, “CERCLA”), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, as amended, 42 U.S.C. Section 300f et seq.; and all applicable comparable state and local laws, laws of other jurisdictions or orders and regulations.

(iii)	Hazardous Materials Claims. There are no claims or actions (“Hazardous Materials Claims”) pending or threatened against Mortgagor or the Mortgaged Property by any governmental entity or agency or by any other person or entity relating to Hazardous Materials or pursuant to the Hazardous Materials Laws.

b. Hazardous Materials Covenants. Mortgagor agrees as follows:

(i)	No Hazardous Activities. Mortgagor shall not cause or permit the Mortgaged Property to be used as a site for the use, generation, manufacture, storage, treatment, release, discharge, disposal, transportation or presence of any Hazardous Materials.

(ii)	Compliance. Mortgagor shall comply and cause the Mortgaged Property to comply in all material respects with all Hazardous Materials Laws.

(iii)	Notices. Mortgagor shall immediately notify Mortgagee in writing of: (A) the discovery of any Hazardous Materials on, under or about the Mortgaged Property which may have a material, adverse affect on the Mortgaged Property; (B) any knowledge by Mortgagor that the Mortgaged Property does not comply with any Hazardous Materials Laws; and (C) any Hazardous Materials Claims.

(iv)	Remedial Action. In response to the presence of any Hazardous Materials on, under or about the Mortgaged Property, Mortgagor shall immediately take, at Mortgagor’s sole expense, all remedial action required by any Hazardous Materials Laws or any judgment, consent decree, settlement or compromise in respect to any Hazardous Materials Claims.

c.	Inspection By Mortgagee. Upon reasonable prior notice to Mortgagor, Mortgagee, its employees and agents, may from time to time (whether before or after the commencement of a nonjudicial or judicial foreclosure proceeding) enter and inspect the Mortgaged Property for the purpose of determining the existence, location, nature and magnitude of any past or present release or threatened release of any Hazardous Materials into, onto, beneath or from the Mortgaged Property.

d.	Hazardous Materials Indemnity. MORTGAGOR HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS MORTGAGEE, ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS FROM AND AGAINST ANY AND ALL LOSSES, DAMAGES, LIABILITIES, CLAIMS, ACTIONS, JUDGMENTS, COURT COSTS AND LEGAL OR OTHER EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES AND EXPENSES) WHICH MORTGAGEE MAY INCUR AS A DIRECT OR INDIRECT CONSEQUENCE OF THE USE, GENERATION, MANUFACTURE, STORAGE, DISPOSAL, THREATENED DISPOSAL, TRANSPORTATION OR PRESENCE OF HAZARDOUS MATERIALS IN, ON, UNDER OR ABOUT THE SUBJECT PROPERTY. MORTGAGOR SHALL IMMEDIATELY PAY TO MORTGAGEE UPON DEMAND ANY AMOUNTS OWING UNDER THIS INDEMNITY, TOGETHER WITH INTEREST FROM THE DATE THE INDEBTEDNESS ARISES UNTIL PAID AT THE RATE OF INTEREST APPLICABLE TO THE PRINCIPAL BALANCE OF THE NOTE. MORTGAGOR’S DUTY AND OBLIGATIONS TO DEFEND, INDEMNIFY AND HOLD HARMLESS MORTGAGEE SHALL SURVIVE THE CANCELLATION OF THE NOTE AND THE RELEASE OR PARTIAL RECONVEYANCE OF THE MORTGAGE.

e.	Legal Effect of Section. Mortgagor and Mortgagee agree that Mortgagor’s duty to indemnify Mortgagee hereunder shall survive: (i) any judicial or non-judicial foreclosure under the Mortgage, or transfer of the Mortgaged Property in lieu thereof, (ii) the release or cancellation of the Mortgage; and (iii) the satisfaction of all of Mortgagor’s obligation under the Loan Documents.

8.	LAWFULNESS AND REASONABLENESS. Mortgagor warrants that all of the waivers in this Mortgage are made with full knowledge of their significance, and of the fact that events giving rise to any defense or other benefit waived by Mortgagor may destroy or impair rights which Mortgagor would otherwise have against Mortgagee, Borrower and other persons, or against collateral. Mortgagor agrees that all such waivers are reasonable under the circumstances and further agrees that, if any such waiver is determined (by a court of competent jurisdiction) to be contrary to any law or public policy, the other waivers herein shall nonetheless remain in full force and effect.

9.	ENFORCEABILITY. Mortgagor hereby acknowledges that: (a) the obligations undertaken by Mortgagor in this Mortgage are complex in nature, and (b) numerous possible defenses to the enforceability of these obligations may presently exist and/or may arise hereafter, and (c) as part of Mortgagee’s consideration for entering into this transaction, Mortgagee has specifically bargained for the waiver and relinquishment by Mortgagor of all such defenses, and (d) Mortgagor has had the opportunity to seek and receive legal advice from skilled legal counsel in the area of financial transactions of the type contemplated herein. Given all of the above, Mortgagor does hereby represent and confirm to Mortgagee that Mortgagor is fully informed regarding, and that Mortgagor does thoroughly understand: (i) the nature of all such possible defenses, and (ii) the circumstances under which such defenses may arise, and (iii) the benefits which such defenses might confer upon Mortgagor, and (iv) the legal consequences to Mortgagor of waiving such defenses. Mortgagor acknowledges that Mortgagor makes this Mortgage with the intent that this Mortgage and all of the informed waivers herein shall each and all be fully enforceable by Mortgagee, and that Mortgagee is induced to enter into this transaction in material reliance upon the presumed full enforceability thereof.

10.	DISCLOSURE OF INFORMATION; PARTICIPATIONS. Mortgagor understands and agrees that Mortgagee may elect, at any time, to sell, assign, or participate all or any part of Mortgagee’s interest in the Loan, and that any such sale, assignment or participation may be to one or more financial institutions, private investors, and/or other entities, at Mortgagee’s sole discretion. Mortgagor further agrees that Mortgagee may disseminate to any such potential purchaser(s), assignee(s) or participant(s) all documents and information (including, without limitation, all financial information) which has been or is hereafter provided to or known to Mortgagee with respect to: (a) the Mortgaged Property and its operation; (b) any party connected with the Loan (including, without limitation, the Mortgagor, the Borrower, any partner of Borrower and any guarantor); and/or (c) any lending relationship other than the Loan which Mortgagee may have with any party connected with the Loan.

11.	WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS MORTGAGE, AND BY ITS ACCEPTANCE HEREOF, MORTGAGEE, HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THE LOAN DOCUMENTS (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY AND MORTGAGEE HEREBY AGREES AND CONSENTS THAT ANY PARTY TO THIS MORTGAGE AND MORTGAGEE MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO AND MORTGAGEE TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

12.	INTEGRATION; INTERPRETATION. This Mortgage and the other Loan Documents contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated therein and supersede all prior negotiations or agreements, written or oral. This Mortgage and the other Loan Documents shall not be modified except by written instrument executed by all parties. Any reference to the Loan Documents includes any amendments, renewals or extensions now or hereafter approved by Mortgagee in writing.